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                                                                    EXHIBIT 23.5

                       CONSENT OF INDEPENDENT ACCOUNTANTS

    We consent to the incorporation by reference in this Registration Statement of United HealthCare Corporation on Form S-4 of our reports dated February 10, 1998, on our audits of the consolidated balance sheets of Humana Inc. as of December 31, 1997 and 1996 and the related consolidated statements of income, stockholders' equity and cash flows and financial statement schedule for each of the three years in the period ended December 31, 1997, which reports are incorporated by reference or included in Humana's 1997 Annual Report on Form 10-K. We also consent to the reference to our firm under the caption "Experts."

                                          COOPERS & LYBRAND L.L.P.

Louisville, Kentucky
June 1, 1998